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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No.33-91296, Form S-8 No. 333-56125 and Form S-8 No. 333-39700)
pertaining to the Bull Run Corporation 1994 Long Term Incentive Plan, the Registration Statement (Form S-8 No. 33-91298) pertaining to the Bull Run Corporation Non-Employee Directors' 1994 Stock Option Plan, and the Registration Statement (Form S-4 No. 333-84833) pertaining to the issuance of shares of BR Holding, Inc. of our reports dated September 28, 2000 (except for Notes 2, 4 and 10, as to which the date is July 27, 2001), with respect to the consolidated financial statements and schedule of Bull Run Corporation included in the Annual Report (Form 10-K/A-1) of Bull Run Corporation for the year ended June 30, 2000, filed with the Securities and Exchange Commission.



                                            /s/ ERNST & YOUNG LLP

Charlotte, North Carolina
July 27, 2001